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                                                                 Exhibit 10.34.2


                               FIRST AMENDMENT TO
                              AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT

      This FIRST AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT AND WAIVER (this "First Amendment") is made as of February 1, 2000, by and among ADVANCED FIBRE COMMUNICATIONS, INC., a Delaware corporation (with its successors and permitted assigns, the "Borrower"), the LENDERS from time to time parties hereto (including their Assignees), BANQUE NATIONALE DE PARIS, a French banking association, as arranger and administrative agent (the "Administrative Agent"), and BANK OF AMERICA, N.A. (formerly known as Bank of America National Trust and Savings Association), a national banking association, as syndication agent (the "Syndication Agent").

      WHEREAS, the Borrower, the Lenders, the Administrative Agent and the Syndication Agent are parties to that certain AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of July 29, 1999 (as amended, modified or otherwise supplemented prior to the date hereof, the "Agreement"); and

      WHEREAS, the parties desire to amend the Agreement as hereinafter set forth;

      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereby agree as follows:

      SECTION 1. DEFINED TERMS. Capitalized terms that are used in this First Amendment without definition shall have the same meanings herein as in the Agreement.

      SECTION 2. CHANGE IN AGGREGATE REVOLVING CREDIT COMMITMENT. Effective from and after February 1, 2000, the Aggregate Revolving Credit Commitment (representing the amount available for borrowing under the Agreement, subject to the terms and conditions of the Agreement) shall be reduced from $50,000,000 to $30,000,000; and the definition of "Aggregate Revolving Credit Commitment" contained in Exhibit A to the Agreement shall be changed accordingly. Also effective from and after February 1, 2000, the Revolving Credit Commitment for each of Banque Nationale de Paris and Bank of America N.A. shall be reduced from $25,000,000 to $15,000,000. The preceding reductions are subject to the condition that as of the close of business (New York time) on January 31, 2000, the aggregate Available Revolving Credit Commitment (after reduction for any then pending requests for Loans or for issuance of Letters of Credit) shall be not less than $20,000,000.

      SECTION 3. AMENDMENT TO SUBSECTION 3.1(b). Subsection 3.1(b) of the Agreement shall be amended to read in its entirety as follows:

            (b) Unless otherwise approved by the Issuing Lenders with respect to a Letter of Credit, each Letter of Credit shall (i) be denominated in Dollars; (ii) be in a minimum dollar amount of $100,000; (iii) if a


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      Standby Letter of Credit, be issued to support obligations of the Borrower or any of its Subsidiaries, contingent or otherwise, or to finance the working capital and business needs of the Borrower or any of its Subsidiaries in the ordinary course of business; (iv) if a Standby Letter of Credit, expire no later than two years after the date of its issuance; and (v) if a Commercial Letter of Credit, expire no later than ninety days after the date of its issuance.

      SECTION 4. CASH COLLATERALIZED LETTERS OF CREDIT. Except as otherwise provided in part (c) below, the Borrower may, at its option, provide cash collateral in the form of assignment of a time deposit of funds (as more fully set forth below) for any Letter of Credit hereafter issued on its account by an Issuing Lender pursuant to Article 3 of the Agreement. Fees in connection with any Letter of Credit arrangement which satisfies the cash collateral requirements of Section 4 of this First Amendment shall be as provided in part
(e) below.

            (a) Notice. The Borrower shall irrevocably notify the Issuing Lender of its intent to provide cash collateral for a requested Letter of Credit at the time that the Borrower submits its Application for such Letter of Credit.

            (b) Form of Deposit, Term of Deposit, Interest Rate. Not later than the date on which a Letter of Credit that is to be cash collateralized is issued, the Borrower shall deposit with the Issuing Bank an amount of Dollars (in available funds) equal to the maximum amount available under such Letter of Credit. Such deposit shall be in the form of an irrevocable time deposit for a term equal to the term of such Letter of Credit plus 30 days. The amount on deposit shall bear interest at the CD Rate (as defined below) from the day immediately following the date of the deposit until the day on which the deposit is terminated as provided in part (f) below. The term "CD Rate" shall mean, for each CD Interest Period (as defined below), the annual rate of interest equal to
(i) the LIBO Rate for a one month period determined by the Issuing Lender on the first day of each CD Interest Period (ii) minus 0.125 percent (the "CD Rate"). The term "CD Interest Periods" shall mean, with respect to each deposit, the approximately one month period beginning on the date of the deposit and ending on the same date of the succeeding month (or, if the succeeding month does not have such a date, then on the last day of the succeeding month), and thereafter the approximately one month periods from the day after the previous CD Interest Period to the same date of the succeeding month (or, if the succeeding month does not have such a date, then on the last day of the succeeding month), provided, that the final CD Interest Period shall end on the termination date for the applicable deposit as provided in part (f) below. Interest earned on a deposit shall be paid by the Issuing Lender to the Borrower immediately following the last day of each CD Interest Period; and the obligation to pay interest with respect to a deposit shall be solely the obligation of the Issuing Lender holding such deposit of not of any other Lender.

            (c) Non-Dollar Denominated Letters of Credit. The Issuing Lenders shall not be required to accept a cash deposit in connection with a Letter of Credit denominated in a currency other than United States Dollars. An Issuing Lender may condition its acceptance of a cash deposit in connection with a non-Dollar denominated Letter of Credit upon such terms as it deems appropriate, including, without limitation, (i) maintenance of a deposit in Dollars equal to some percentage greater than 100 percent of the maximum Letter of Credit amount as converted


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at current exchange rates into Dollars, (ii) application of a different interest rate (which may be 0 percent) than the CD Rate to such deposit, and (iii) application of an administrative fee.

            (d) Security Interest. The Borrower hereby irrevocably grants to the Issuing Lender, for the equal and ratable benefit of all the L/C Participants, a security interest in each deposit (including the cash deposited, accrued interest, the deposit account and all proceeds thereof) made hereunder in connection with the issuance of a Letter of Credit, in any instrument, document or other evidence of such deposit (whether certificated or otherwise), and in the products and proceeds thereof, which security interest shall secure all obligations (both payment and performance obligations) of the Borrower to the Lenders under this Agreement, including, without limitation, the obligation of the Borrower to reimburse the Issuing Lender for any payment made by the Issuing Lender in connection with the Letter of Credit issued upon the delivery of such deposit. The Borrower shall take such additional actions as the Issuing Lender or the Administrative Agent may require to evidence, perfect or maintain a first priority interest in such security interest. The Issuing Lender shall also have such lien in and against the deposited funds and the deposit account as are provided by statute. Upon any payment by the Issuing Lender upon the Letter of Credit for which a deposit was made, which payment is not reimbursed on the date of such payment the Issuing Lender may (and, at the request of the Administrative Agent, shall), without prior notice to the Borrower or other action on the part of the Issuing Lender, apply the deposit to reimbursement of such payment (or to reimbursement of the L/C Participants if the L/C Participants have advanced funds to reimburse the Issuing Lender). Upon the occurrence and during the continuation of any Event of Default the Issuing Lender may (and, at the request of the Administrative Agent, shall) apply the deposit as provided in Article 8 of the Agreement.

            (e) Fees. For all L/C Obligations which are secured by a cash deposit as provided in this Section 4 of this First Amendment (hereafter, the "Secured L/C Obligations"), the Borrower shall pay to the Administrative Agent for the ratable account of the Issuing Lender and the L/C Participants a letter of credit fee equal to 0.50 percent (rather than equal to the Applicable Margin for LIBO Loan, which at present is 1.50 percent) on the average daily outstanding Secured L/C Obligations during each applicable calculation period. All other fees, charges and expenses with respect to Secured L/C Obligations, including issuance fees payable to the Issuing Bank, shall be identical to fees, charges and expenses applicable to other L/C Obligations.

            (f) Termination of Deposit. A deposit with respect to any Letter of Credit, together with the security interest in such deposit, shall terminate and the amount of the deposit together with any accrued and unpaid interest thereon shall be paid by the Issuing Lender to the Borrower upon the earlier of (A) (i) payment in full of the amount of any payment by the Issuing Lender with respect to such Letter of Credit, (ii) and termination of any additional obligations of the Issuing Lender with respect to such Letter of Credit, and (iii) reimbursement to the Issuing Lender (and to the L/C Participants to the extent that the L/C Participants have advanced funds to the Issuing Lender) of all amounts reimbursable by the Borrower with respect to such Letter of Credit, or
(B) thirty days following expiration of such Letter of Credit without any payment having been made thereunder by or on behalf of the Issuing Bank; provided, however, that no deposit shall terminate, no security interest shall terminate, and no deposited funds shall be returned to the Borrower if a Default or an Event of Default has occurred and is continuing.


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Unless otherwise required by applicable law, no penalty or other charge shall be payable by the Borrower in connection with termination of a deposit prior to its initial term.

            (g) Default. Upon the occurrence and during the continuation of an Event of Default, any deposit or deposit account existing under this Section 4 of this First Amendment shall, from and after the date on which the Borrower receives written notice of the Event of Default from the Administrative Agent, be deemed to be deposits under the second paragraph of Article 8 of the Agreement, and interest shall no longer be payable with respect to such deposits.

            (h) Post-Termination Date Letters of Credit. Any cash-collateralized Letter of Credit having an expiration date later than the Termination Date shall, from and after the Termination Date, be governed by the terms of Section
3.9 of the Agreement and not by Section 4 of this First Amendment.

      SECTION 5. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents to the Lenders, the Administrative Agent and the Syndication Agent that:

            (a) Representations and Warranties. Its representations and warranties contained in Article VIII to the Agreement are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations and warranties are true and correct as of such earlier date).

            (b) Enforceability. The execution and delivery by this First Amendment, and the performance of its obligations under this First Amendment and the Agreement, as amended hereby, are within its corporate powers and have been duly authorized by all necessary corporate action on its part. This First Amendment and the Agreement, as amended hereby, are its valid and legally binding obligations, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

            (c) No Default. No Default or Event of Default has occurred and is continuing.

      SECTION 6. EFFECT OF AMENDMENT. Except as expressly amended and modified by this First Amendment, all provisions of the Agreement shall remain in full force and effect. After this First Amendment becomes effective, all references in the Agreement (or in any other Credit Document) to "this Agreement", "hereof", "herein" or words of similar effect referring to the Agreement shall be deemed to be references to the Agreement as amended by this First Amendment. This First Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as set forth herein.

      SECTION 7. EFFECTIVENESS. This First Amendment shall become effective as of the date hereof upon receipt by the Administrative Agent of counterparts of this First Amendment (whether by facsimile or otherwise) executed by each of the other parties hereto.


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      SECTION 8. GOVERNING LAW. This First Amendment shall be governed by, and construed in accordance with, the internal laws of the State of California without regard to any otherwise applicable principles of conflicts of law.

      SECTION 9. COUNTERPARTS. This First Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

      SECTION 10. SECTION HEADINGS. The various headings and sub-headings of this First Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this First Amendment or the Agreement or any provision hereof or thereof.

      IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

Advanced Fibre Communications, Inc.,    Bank of America, N.A.,
as Borrower                             as Lender and Syndication Agent

/s/    Keith E.Pratt                    /s/    Ronald J. Drobny
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By:    Keith E. Pratt                   By:    Ronald J. Drobny
Title: Vice President & CFO             Title: Vice President

Banque Nationale de Paris,
as Lender and Administrative Agent

/s/    Jennifer Cho
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By:    Jennifer Cho
Title: Vice President

/s/    Michael McCorriston
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By:    Michael McCorriston
Title: Vice President


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